UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Wall Street, 26th Floor, New York, New York 10005
(Address of principal executive offices)

Registrant's telephone number, including area code: 212 809-3542

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers; Compensatory Arrangements Of Certain Officers

(b)

On November 29, 2006, NYFIX, Inc. (the “Company”) and Lars Kragh, the Company’s Chief Information Officer, agreed that Mr. Kragh would relinquish his role as Chief Information Officer and that Mr. Kragh will leave the Company as of December 31, 2006. The Company and Mr. Kragh are continuing to discuss the terms related to Mr. Kragh’s departure.

(e)

As previously reported by the Company in a Current Report on Form 8-K filed February 1, 2006 (the “February Filing”), Mark R. Hahn relinquished his role as Chief Financial Officer of the Company and on January 31, 2006 the Company and Mr. Hahn executed an Executive Agreement (the “Hahn Agreement”), which was filed as an exhibit to the February Filing.

As previously reported by the Company in a Current Report on Form 8-K filed October 2, 2006, effective August 1, 2006, the Company and Mr. Hahn executed Amendment No. 1 to the Hahn Agreement, which changed the expiration date under Section 4(a) of the Hahn Agreement from June 30, 2006 to August 1, 2006, or such later date, as mutually agreeable to the Company and Mr. Hahn, not later than September 30, 2006.

On December 1, 2006, the Company and Mr. Hahn entered into a Separation Agreement and General Release (the “Separation Agreement”), which took effect as of September 30, 2006, and included provisions for severance materially similar to those in the Hahn Agreement.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By: /s/ Brian Bellardo Name: Brian Bellardo Title: Secretary
Dated: December 5, 2006